EXHIBIT 99.1

TTM Technologies, Inc. Reports First Quarter 2015 Results

COSTA MESA, Calif., April 29, 2015 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board ("PCB") manufacturer, today reported results for the first quarter 2015, which ended March 30, 2015.

First Quarter 2015 Highlights

  Net sales were $329.2 million
  GAAP net income was $3.4 million, or $0.04 per diluted share
  Non-GAAP net income was $10.8 million, or $0.13 per diluted share

First Quarter 2015 Financial Results

Net sales for the first quarter of 2015 were $329.2 million compared to $390.9 million in the fourth quarter of 2014 and $291.9 million in the first quarter of 2014.

GAAP operating income for the first quarter of 2015 was $8.3 million compared to GAAP operating income of $26.6 million in the fourth quarter of 2014 and $4.5 million in the first quarter of 2014.

GAAP net income for the first quarter of 2015 was $3.4 million, or $0.04 per diluted share. This compares to GAAP net income of $13.9 million, or $0.17 per diluted share, in the fourth quarter of 2014 and a net loss of $3.8 million, or $0.05 per share, in the first quarter of 2014.

On a non-GAAP basis, net income for the first quarter of 2015 was $10.8 million, or $0.13 per diluted share. This compares to non-GAAP net income of $23.2 million, or $0.28 per diluted share, for the fourth quarter of 2014 and $1.2 million, or $0.01 per diluted share, for the first quarter of 2014.

Adjusted EBITDA for the first quarter of 2015 was $42.5 million, or 12.9 percent of net sales, compared to adjusted EBITDA of $60.5 million, or 15.5 percent of net sales, for the fourth quarter of 2014 and $29.1 million, or 10.0 percent of net sales, for the first quarter of 2014.

"We are pleased to report strong operating results in the first quarter, with revenue at the high end and non-GAAP earnings above our initial guidance ranges," said Tom Edman, CEO of TTM. "We are encouraged by the year-over-year improvement in revenue driven by strong cellular phone demand as well as the ongoing bookings strength in the aerospace and defense market."

Mr. Edman continued, "While our acquisition of Viasystems is still subject to U.S. regulatory approvals, we expect to complete the acquisition during the second quarter of 2015.  Viasystems will bring TTM meaningful strength in the automotive end market and will complement our position in other end markets, enabling us to continue to broaden our product portfolio to address an increasingly diverse set of end markets."

Business Outlook

For the second quarter of 2015, TTM estimates that revenue will be in the range of $330 million to $350 million, and non-GAAP net income will be in the range of $0.11 to $0.17 per diluted share.

The Acquisition of Viasystems Group, Inc.

As previously announced, TTM entered into a definitive agreement under which TTM will acquire all outstanding shares of Viasystems for a combined consideration of $11.33 in cash and 0.706 shares of TTM common stock per Viasystems' share of common stock. The parties currently expect to close the transaction in the second quarter of 2015. The transaction is subject to customary closing conditions, including United States regulatory approvals.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2015 results and second quarter 2015 outlook on Wednesday, April 29, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 1-888-539-3678 or international 1-719-325-2420 (ID 2158367). The conference call also will be webcast on TTM's website at www.ttmtech.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM's website at www.ttmtech.com.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the timing and consummation of the proposed acquisition, the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other "Risk Factors" set forth in TTM's most recent SEC filings.

About Our Non-GAAP Financial Measures

This release includes information about TTM's adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM's ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges.  Management believes that the non-GAAP financial information – which adds back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, acquisition-related costs, asset impairments, restructuring and other unusual or infrequent items as well as the associated tax impact of these charges and discrete tax items – provides additional useful information to investors regarding TTM's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies.  TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure.  However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2015	2014	2014

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$ 329,164	$ 291,895	$ 390,912
Cost of goods sold	277,605	253,389	322,437

Gross profit	51,559	38,506	68,475

Operating expenses:
Selling and marketing	9,455	9,323	9,926
General and administrative	33,990	22,518	30,046
Amortization of definite-lived intangibles	1,874	2,236	1,935
Restructuring charges	479	(24)	(7)
Gain on sale of assets	(2,504)	--	--
Total operating expenses	43,294	34,053	41,900

Operating income	8,265	4,453	26,575

Interest expense	(5,765)	(6,206)	(5,691)
Loss on extinguishment of debt	--	(506)	--
Other, net	(415)	(3,395)	1,620

Income (loss) before income taxes	2,085	(5,654)	22,504
Income tax benefit (provision)	1,361	1,855	(8,566)

Net income (loss)	$ 3,446	$ (3,799)	$ 13,938

Earnings per share:
Basic	$ 0.04	$ (0.05)	$ 0.17
Diluted	$ 0.04	$ (0.05)	$ 0.17

Weighted-average shares used in computing per share amounts:
Basic	83,603	82,925	83,345
Diluted	84,465	82,925	84,205

SELECTED BALANCE SHEET DATA
	March 30, 2015	December 29, 2014
Cash and cash equivalents	$ 282,968	$ 279,042
Accounts and notes receivable, net	239,645	307,933
Inventories	153,920	145,187
Total current assets	730,453	798,123
Property, plant and equipment, net	746,649	754,718
Other non-current assets	44,772	48,448
Total assets	1,521,874	1,601,289

Short-term debt, including current portion long-term debt	$ 128,410	$ 128,045
Accounts payable	194,186	217,326
Total current liabilities	456,608	496,012
Debt, net of discount	328,380	374,642
Total long-term liabilities	345,071	389,813
Total stockholders' equity	720,195	715,464
Total liabilities and stockholders' equity	1,521,874	1,601,289

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2015	2014	2014
Gross margin	15.7%	13.2%	17.5%
Operating margin	2.5%	1.5%	6.8%

End Market Breakdown:
	First Quarter		Fourth Quarter
	2015	2014	2014

Aerospace/Defense	15%	17%	14%
Cellular Phone	30%	15%	35%
Computing/Storage/Peripherals	11%	18%	10%
Medical/Industrial/Instrumentation	9%	10%	8%
Networking/Communications	29%	34%	27%
Other	6%	6%	6%

Stock-based Compensation:
	First Quarter		Fourth Quarter
	2015	2014	2014
Amount included in:
Cost of goods sold	$ 225	$ 263	$ 197
Selling and marketing	271	335	263
General and administrative	1,544	1,570	1,287
Total stock-based compensation expense	$ 2,040	$ 2,168	$ 1,747

Operating Segment Data:
	First Quarter		Fourth Quarter
Net sales:	2015	2014	2014
Asia Pacific	$ 205,365	$ 165,666	$ 264,015
North America	124,321	126,589	127,433
Total sales	329,686	292,255	391,448
Inter-segment sales	(522)	(360)	(536)
Total net sales	$ 329,164	$ 291,895	$ 390,912

Operating segment income:
Asia Pacific	$ 14,441	$ 3,867	$ 27,263
North America	(4,302)	2,822	1,247
Total operating segment income	10,139	6,689	28,510
Amortization of definite-lived intangibles	(1,874)	(2,236)	(1,935)
Total operating income	8,265	4,453	26,575
Total other expense	(6,180)	(10,107)	(4,071)
Income before income taxes	$ 2,085	$ (5,654)	$ 22,504

RECONCILIATIONS[1]
	First Quarter		Fourth Quarter
	2015	2014	2014
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$ 51,559	$ 38,506	$ 68,475
Add back item:
Stock-based compensation	225	263	197
Non-GAAP gross profit	$ 51,784	$ 38,769	$ 68,672
Non-GAAP gross margin	15.7%	13.3%	17.6%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$ 8,265	$ 4,453	$ 26,575
Add back items:
Amortization of definite-lived intangibles	1,874	2,236	1,935
Stock-based compensation	2,040	2,168	1,747
Gain on sale of assets	(2,504)	--	--
Acquisition-related costs	8,235	--	4,349
Impairments and restructuring charges	479	(24)	(7)
Non-GAAP operating income	$ 18,389	$ 8,833	$ 34,599
Non-GAAP operating margin	5.6%	3.0%	8.9%

Non-GAAP net income and EPS[4]:
GAAP net income	$ 3,446	$ (3,799)	$ 13,938
Add back items:
Amortization of definite-lived intangibles	1,874	2,236	1,935
Stock-based compensation	2,040	2,168	1,747
Non-cash interest expense	2,625	2,523	2,585
Gain on sale of assets	(2,504)	--	--
Acquisition-related costs	8,235	--	4,349
Impairments, restructuring and other charges	479	482	(7)
Income taxes	(5,366)	(2,393)	(1,332)
Non-GAAP net income	$ 10,829	$ 1,217	$ 23,215
Non-GAAP earnings per diluted share	$ 0.13	$ 0.01	$ 0.28

Adjusted EBITDA reconciliation[5]:
GAAP net income	$ 3,446	$ (3,799)	$ 13,938
Add back items:
Income tax provision	(1,361)	(1,855)	8,566
Interest expense	5,765	6,206	5,691
Amortization of definite-lived intangibles	1,874	2,236	1,935
Depreciation expense	24,536	23,707	24,318
Stock-based compensation	2,040	2,168	1,747
Gain on sale of assets	(2,504)	--	--
Acquisition-related costs	8,235	--	4,349
Impairments, restructuring and other charges	479	482	(7)
Adjusted EBITDA	$ 42,510	$ 29,145	$ 60,537
Adjusted EBITDA margin	12.9%	10.0%	15.5%

[1] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense.

[3] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs and restructuring and impairment charges.

[4] This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[5] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.
CONTACT: Todd Schull, CFO
         714-327-3000